      As filed with the Securities and Exchange Commission on November 7, 2000
                                               Registration No. 333-____________
===============================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 ABOUT.COM, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   13-4034015
    (State or other jurisdiction             (IRS Employer Identification No.)
  of incorporation or organization)

                           1440 Broadway, 19th Floor
                            NEW YORK, NEW YORK 10018
               (Address of principal executive offices) (Zip Code)

                                   ----------

                        2000 STOCK OPTION/STOCK ISSUANCE
                           PLAN OF GLOWBUG.COM, INC.
                            (Full title of the Plan)

                                   ----------

                               MR. SCOTT P. KURNIT
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                 ABOUT.COM, INC.
                           1440 Broadway, 19th Floor
                            NEW YORK, NEW YORK 10018
                     (Name and address of agent for service)

                                 (212) 204-4000
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

============================================================================================
                                             Proposed         Proposed
                                              Maximum         Maximum
  Title of Securities      Amount to be   Offering Price     Aggregate        Amount of
    to be Registered      Registered(1)     per Share(2)  Offering Price(2)  Registration Fee
    ----------------      -------------     ------------  -----------------  ----------------


2000 Stock Option/Stock
Issuance Plan of
Glowbug.com, Inc.

Common Stock, $0.001
par value                39,968 shares    $25.40 - $50.80   $1,165,200      $307.60
============================================================================================



(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Stock Option/Stock Issuance
    Plan of Glowbug.com, Inc. by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of (i) the actual prices of $25.40 and $50.80 for an aggregate of 34,062 and 5,906 options, respectively, to purchase Common Stock being registered, which have already been granted under the 2000 Stock Option/Stock Issuance Plan of Glowbug.com, Inc.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         About.com, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the SEC on March 30, 2000;

         (b) The Registrant's Amended Current Report on Form 8-K/A, filed with the SEC on February 14, 2000, the Registrant's Current Report on Form 8-K, filed with the SEC on April 10, 2000, the Registrant's Current Report on Form 8-K, filed with the SEC on June 21, 2000, the Registrant's Current Report on Form 8-K, filed with the SEC on October 31, 2000, the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, filed with the SEC on May 15, 2000, and the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed with the SEC on August 11, 2000; and

         (c) The Registrant's Registration Statement No. 000-25525 on Form 8-A filed with the SEC on March 10, 1999, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VIII of the Registrant's Amended and Restated Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Second Amended and Restated Certificate of Incorporation provides that, subject to Delaware law, its directors shall not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Second Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant intends to enter into indemnification agreements with its officers and directors, which will provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant maintains directors' and officers' liability insurance policies insuring the Registrant's directors and officers against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Registrant under certain circumstances, in the event that indemnification payments are made by the Registrant to such directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

  EXHIBIT
   NUMBER      EXHIBIT
   ------      -------

     4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-25525 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

     5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1       Consent of KPMG LLP.
    23.2       Consent of Arthur Andersen LLP.
    23.3       Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
    99.1       2000 Stock Option/Stock Issuance Plan of Glowbug.com, Inc.

Item 9.  UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1999 Stock
Option Plan of WiseAds New Media, Inc. (formerly WiseAds Interactive, Inc.).

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 7th day of November, 2000.

                                    ABOUT.COM, INC.


                                    By: /S/ Scott P. Kurnit
                                       ----------------------------------
                                        Scott P. Kurnit
                                        Chief Executive Officer and
                                        Chairman of the Board of Directors


            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                      TITLE                       DATE


/S/ SCOTT P. KURNIT         Chief Executive Officer            November 7, 2000
-----------------------    (Principal Executive
Scott P. Kurnit             Officer) and Chairman of the
                            Board of Directors


/S/ TODD B. SLOAN           Chief Financial Officer            November 7, 2000
-----------------------    (Principal Financial Officer)
Todd B. Sloan


/S/ FRANK J. BIONDI, JR.    Director                           November 7, 2000
-----------------------
Frank J. Biondi, Jr.


/S/ STANLEY FUNG            Director                           November 7, 2000
-----------------------
Stanley Fung


/S/ DAPHNE KIS              Director                           November 7, 2000
-----------------------
Daphne Kis



/S/ RONALD UNTERMAN         Director                           November 7, 2000
-----------------------
Ronald Unterman



/S/ KRISTOPHER A. WOOD      Director                           November 7, 2000
-----------------------
Kristopher A. Wood

                             EXHIBIT INDEX

 EXHIBIT
  NUMBER       EXHIBIT
  ------       -------

     4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-25525 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

     5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1       Consent of KPMG LLP.
    23.2       Consent of Arthur Andersen LLP.
    23.3       Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
    99.1       2000 Stock Option/Stock Issuance Plan of Glowbug.com, Inc.